Exhibit 5.1

November 13, 2000

Inktomi Corporation
4100 East Third Avenue
Foster City, CA 94404

Re: Registration Statement on Form S-8 of Inktomi Corporation.

Ladies and Gentlemen:

We have acted as special counsel to Inktomi Corporation, a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of up to 2,500,000 shares of common stock, par value $0.001 per share of the Company (the “NSO Shares”), pursuant to the 1998 Non-Statutory Stock Option Plan (the “NSO Plan”) and 3,022,685 shares of common stock, par value $0.001 per share of the Company (together with the NSO Shares , the “Shares”), pursuant to the FastForward Networks, Inc. 1998 Stock Plan (together with the NSO Plan, the “Plans”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Registration Statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act on November 9, 2000 (together with all exhibits thereto the “Registration Statement”), (ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iii) the Amended and Restated By-Laws of the Company, as currently in effect, (iv) the form of common stock certificate as filed with the Commission as an exhibit to Form S-1A, on May 22, 1998 (the “Form of Common Stock Certificate”), (v) the Plans, and (vi) the standard form of option agreement entered into between FastForward Networks, Inc. and its employees, directors and officers (the “Form of Option Agreement” ). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have further assumed (i) that the option agreement entered into between the Company and each of the employees, directors and officers receiving options under the Plans will conform to the Form of Option Agreement which h as been examined by us, (ii) that no options will be granted under the Plans with exercise prices below the par value of the Shares and (iii) that no adjustment to the exercise price of any option will result in a reduction of the price per Share issuable upon the exercise of any option to a price below the par value of the Shares at the time of exercise. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the Bar in the State of California and Delaware and we do not express any opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued under the Plans have been duly authorized, and, when the Shares have been issued, delivered and paid for upon exercise of options duly granted pursuant to the terms of the Plans and the Form of Option Agreement, and the Form of Common Stock Certificate representing Shares has been manually signed by an authorized officer of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Skadden, Arps, Slate, Meager & Flom LLP